UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 31, 2005


                             AEGIS ASSESSMENTS, INC.
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

Commission file number

Delaware                                                 72-1525702
--------                                                 ----------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


              7975 N. Hayden Road, Suite D363, Scottsdale, AZ 85258
              -----------------------------------------------------
                    (Address of principal executive offices)

                                  480.778.9140
                                  ------------
                           (Issuer's telephone number)


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ITEM  1.01.     Entry into a Material Definitive Agreement

On March 31, 2005, the Company entered into an Emerging Technologies Interim Relationship Agreement with GTSI Corporation (Nasdaq: GTSI). Pursuant to the agreement, GTSI shall become a non-exclusive reseller of the Aegis SafetyNet(TM) RadioBridge(TM). The Aegis SafetyNet(TM) RadioBridge(TM) allows most two-way radios to be interconnected, regardless of their frequency or encryption scheme, and helps solve the current communication problem faced by public safety agencies caused by not having radio interoperability at the scene of an emergency.

GTSI is a recognized IT solutions leader, focusing exclusively on federal, state, and local government customers worldwide. For 20 years, GTSI has delivered maximum value to public sector customers by teaming with global IT leaders like HP, Panasonic, Microsoft, IBM, Sun Microsystems, and Cisco. GTSI helps its customers do their jobs more effectively through a combination of a broad range of products and services, an extensive contract portfolio, and its ISO 9001:2000 Registered logistics.

GTSI is headquartered in Northern Virginia, outside of Washington D.C., and has offices throughout the United States, including Hawaii, as well as overseas in Germany and Korea.

The agreement has an initial term of six months with provisions for review and extension or termination after the initial term. The agreement also provides for renegotiation of prices in the event the parties extend the agreement beyond the initial term, and requires the Company to comply with various Federal Acquisition Regulation clauses. In the event of termination of the agreement by GTSI, the agreement contains provisions which allow the Company to remain on a specific contract vehicle by payment of a quarterly fee, which will be applied against GTSI's costs for the maintenance of the Company's products on GTSI's contract vehicle.

The Company has also requested that GTSI petition to add the Aegis SafetyNet(TM) RadioBridge(TM) to the U.S. Communities program, a nonprofit government alliance that works by combining and strengthening the purchasing power of public entities nationwide. Participants in the U.S. Communities program include counties, cities, towns and municipalities and their police, fire and EMS departments; schools, including K-12, colleges and universities; special districts such as airport authorities, utilities and ports; state agencies; and nonprofit agencies. GTSI is the exclusive IT provider on the U.S. Communities contract. All agencies registered with U.S. Communities have the ability to take advantage of special public sector pricing through GTSI.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 6, 2005

Aegis Assessments, Inc.

/s/ Richard Reincke
-------------------
Richard Reincke
President